As filed with the Securities and Exchange Commission on December 2, 2010

Registration No. 333-170865

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NeoStem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8090	22-2343568
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450
New York, NY 10170
(212) 584-4180

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Catherine M. Vaczy, Esq.
Vice President and General Counsel
NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, NY 10170
(212) 584-4180

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Alan Wovsaniker, Esq.
Laura R. Kuntz, Esq.
Meredith Prithviraj, Esq.
Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
(973) 597-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and prior to the effective time of the proposed merger described in this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE (NEOSTEM, INC.)

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee(4)(5)
Common Stock, par value $0.001 per share	11,200,000	N/A	$443,580.06	(3)	$31.63
$3.00 Warrants to purchase Common Stock	1,000,000	N/A	N/A		N/A
Common Stock underlying $3.00 Warrants	1,000,000	N/A	N/A		N/A
$5.00 Warrants to purchase Common Stock	1,000,000	N/A	N/A		N/A
Common Stock underlying $5.00 Warrants	1,000,000	N/A	N/A		N/A
$7.00 Warrants to purchase Common Stock	1,000,000	N/A	N/A		N/A
Common Stock underlying $7.00 Warrants	1,000,000	N/A	N/A		N/A
Total	17,200,000	N/A	$443,580.06		$31.63

(1)	This registration statement relates to the following securities of NeoStem, Inc. (“NeoStem”) to be issued in connection with the proposed merger (the “Merger”) of Progenitor Cell Therapy, LLC (“PCT”) with NBS Acquisition Company LLC (“Subco”), a wholly-owned subsidiary of NeoStem, with PCT as the surviving entity, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated September 23, 2010, by and among NeoStem, PCT and Subco, as such may be amended from time to time (the “Merger Agreement”): (a) 11,200,000 shares of common stock, par value $0.001 per share, of NeoStem (“NeoStem Common Stock”), (b) 1,000,000 $3.00 warrants to purchase shares of NeoStem Common Stock (the “NeoStem $3.00 Warrants”) and the 1,000,000 shares of NeoStem Common Stock issuable upon exercise of the NeoStem $3.00 Warrants, (c) 1,000,000 $5.00 Warrants to purchase shares of NeoStem Common Stock (the “NeoStem $5.00 Warrants”) and the 1,000,000 shares of NeoStem Common Stock issuable upon exercise of the NeoStem $5.00 Warrants, and (d) 1,000,000 $7.00 warrants to purchase shares of NeoStem Common Stock (the “NeoStem $7.00 Warrants”) and the 1,000,000 shares of NeoStem Common Stock issuable upon exercise of the NeoStem $7.00 Warrants.
(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rule 457(f) under the Securities Act.
(3)	The proposed maximum aggregate offering price for the NeoStem Common Stock, NeoStem $3.00 Warrants, NeoStem $5.00 Warrants and NeoStem $7.00 Warrants that may be issued to the members of PCT pursuant to the Merger Agreement in exchange for their membership interests in PCT was calculated in accordance with Rule 457(f)(2) of the Securities Act based upon the book value of the membership interests of PCT to be cancelled in the Merger in accordance with Rule 457(f)(2) of the Securities Act as follows: (A) the product of (1) $0.06, the book value of a membership interest of PCT on November 22, 2010, and (2) 7,393,001, the number of shares membership interests of PCT that were issued and outstanding as of November 22, 2010 on a fully diluted basis.
(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $71.30 per $1,000,000 of the proposed maximum aggregate offering price.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2010, is filed solely for the purpose of including the delaying amendment legend on the cover page of the Registration Statement on Form S-4, which was inadvertently omitted from the original filing. Except as described above, no other amendments are being made to the Registration Statement on Form S-4, and accordingly only Part II information is included with this filing.

PART II.

NEOSTEM, INC.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers.

We are incorporated under the laws of the State of Delaware. Under the General Corporation Law of the State of Delaware (the “Delaware GCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our certificate of incorporation is consistent with the Delaware GCL. Each of our directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. We also maintain insurance on behalf of our directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not we would have the power to indemnify such persons under the Delaware GCL.

We have entered into indemnification agreements with our Chief Executive Officer, Chief Financial Officer, General Counsel, certain other employees and each of our directors pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a our director, officer, employee, agent or fiduciary.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, NeoStem has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 21. EXHIBIT INDEX.

Exhibit	Description	Reference
2(a)	Agreement and Plan of Merger, dated as of September 23, 2010, by and among NeoStem, Inc., NBS Acquisition Company LLC, and Progenitor Cell Therapy, LLC (included in Annex A to this joint proxy statement/prospectus)	Annex A
3(i)(a)	Amended and Restated Certificate of Incorporation with Certificate of Designations for Series D Preferred Stock as Certified June 23, 2009, filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-159282, which exhibit is incorporated here by reference.	4.3
(b)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NeoStem, Inc., filed with the Secretary of State of the State of Delaware on October 30, 2009, incorporated by reference to exhibit 3.2 of registrant’s current report on Form 10-Q filed on November 6, 2009.	3.2
(c)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NeoStem, Inc., filed with the Secretary of State of the State of Delaware on October 30, 2009, incorporated by reference to exhibit 3.3 of registrant’s current report on Form 10-Q filed on November 6, 2009.	3.3
(d)	Certificate of Designations of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on October 30, 2009, incorporated by reference to exhibit 3.4 of registrant’s current report on Form 10-Q filed on November 6, 2009.	3.4
(e)	Certificate of Elimination of the Series C Convertible Preferred Stock of NeoStem, Inc., filed with the Secretary of State of the State of Delaware on November 18, 2010.†	3(i)(e)
(f)	Certificate of Elimination of the Series D Convertible Redeemable Preferred Stock of NeoStem, Inc., filed with the Secretary of State of the State of Delaware on November 18, 2010.†	3(i)(f)
(g)	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series E 7% Senior Convertible Preferred Stock for NeoStem, Inc., filed with the Secretary of State of the State of Delaware on November 18, 2010.†	3(i)(g)
3(ii)(a)	Amended and Restated By-Laws dated August 1, 2006**	3.2
4(a)	Form of Underwriters’ Warrant dated August 14, 2007(1)	10.2
(b)	Form of Underwriter Warrant Clarification Agreement among NeoStem, Inc. and certain members of its Underwriting Group(2)	10.4
(c)	Form of Class A Warrant Agreement and Certificate from August 2007(3)	4.2
(d)	Form of Warrant Clarification Agreement between NeoStem, Inc. and Continental Stock Transfer and Trust Company(2)	10.3
(e)	Form of Warrant(4)	99.1
(f)	Restated Warrant Agreement dated August 14, 2007(1)	10.1
(g)	Registration Rights Agreement, dated June 2, 2006, between Phase III Medical, Inc. and certain investors listed therein(6)	10.2
(h)	Form of Warrant to Purchase Shares of Common Stock of Phase III Medical, Inc from June 2006(6)	10.3
(i)	Form of Phase III Medical, Inc. Registration Rights Agreement from July/August 2006(7)	10.2

Exhibit	Description	Reference
(j)	Form of Phase III Medical, Inc. Warrant to Purchase Shares of Common Stock from July/August 2006(7)	10.3
(k)	Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc. from January/February 2007(8)	10.2
(l)	Form of Non-Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc. from January/February 2007(8)	10.3
(m)	Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc. from May 2008(9)	10.1
(n)	Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc. issued to RimAsia Capital Partners L.P. in September 2008(10)	10.2
(o)	Letter Agreement dated December 18, 2008 between NeoStem, Inc. and RimAsia Capital Partners, L.P.(11)	4.1
(p)	Form of Warrant to Purchase Shares of Common Stock of NeoStem, Inc. from October 2008(11)	4.2
(q)	Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc. from November 2008(11)	4.3
(r)	Specimen Certificate for Common Stock(12)	4.1
(s)	Form of Warrant issued in connection with April and July 2009 private placements(13)	4.2
(t)	Form of Class E Common Stock Purchase Warrant (included as Annex J to the Registration Statement on Form S-4/A filed by registrant on October 6, 2009 and effective October 7, 2009)	Annex J
(u)	Form of Common Stock Purchase Warrant from June 2010(50)	4.1
(v)	Form of Placement Agent Warrant from June 2010(50)	4.2
(w)	Form of Stock Option Grant Agreement pursuant to the NeoStem Inc. 2009 Equity Compensation Plan from March 2010(51)	10.5
(x)	Form of Grant Agreement pursuant to the NeoStem Inc. 2009 Non-U.S. Based Equity Compensation Plan from March 2010(51)	10.6
(y)	Amended and Restated Warrant, dated March 15, 2010, issued to RimAsia Capital Partners, L.P.(53)	4.1
(z)	Form of Warrant from the November 2010 Common Stock Offering(57)	4.1
(aa)	Form of Warrant from the November 2010 Preferred Stock Offering(57)	4.2
5(a)	Opinion of Lowenstein Sandler PC (as to legality of securities being registered by NeoStem, Inc.)†	5.1
10(a)	NeoStem, Inc. 2003 Equity Participation Plan, as amended(14)	10.2
(b)	NeoStem, Inc. 2009 Equity Compensation Plan(55)	Annex F Exhibit A
(b)-1	NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan(56)	Exhibit 4.5 Exhibit A
(c)	Form of Stock Option Agreement(5)	10.2
(d)	Form of Option Agreement dated July 20, 2005(15)	10.5
(e)	Form of Promissory Note Extension dated April 20, 2005(15)	10.6
(f)	Securities Purchase Agreement, dated June 2, 2006, between Phase III Medical, Inc. and certain investors listed therein(6)	10.1
(g)	Form of Phase III Medical, Inc. Securities Purchase Agreement from July/August 2006(19)	10.1
(h)	Form of Amendment Relating to Purchase by December 2005 and January 2006 Investors in Private Placement of Convertible Notes and Warrants(19)	10.4

Exhibit	Description	Reference
(i)	Second Form of Amendment Relating to Purchase by December 2005 and January 2006 Investors in Private Placement of Convertible Notes and Warrants(14)	10.1
(j)	Form of Subscription Agreement from January/February 2007 among NeoStem, Inc., Emerging Growth Equities, Ltd. And certain investors listed therein(8)	10.1
(k)	Form of Subscription Agreement from May 2008 among NeoStem, Inc. and certain investors listed therein(9)	10.1
(l)	Form of Subscription Agreement between NeoStem, Inc. and RimAsia Capital Partners, L.P. dated September 2, 2008(10)	10.1
(m)	Form of Subscription Agreement from October 2008 between NeoStem, Inc. and an investor listed therein(11)	10.1
(n)	Form of Subscription Agreement from November 2008 between NeoStem, Inc. and an investor listed therein(11)	10.2
(o)	Form of Subscription Agreement from the April 2009 private placement(13)	4.3
(p)	Agreement and Plan of Acquisition among NeoStem, Inc., Stem Cell Technologies, Inc. and UTEK Corporation(21)	10.1
(q)	License Agreement between Stem Cell Technologies, Inc. and the University of Louisville Research Foundation, Inc.(21)	10.2
(r)	Amendment No. 1 to Exclusive License Agreement between Stem Cell Technologies, Inc. and the University of Louisville Research Foundation, Inc.(22)	10.2
(s)	Sponsored Research Agreement between NeoStem, Inc. and the University of Louisville Research Foundation, Inc.(21)	10.3
(t)	Amendment No. 1 to Sponsored Research Agreement between NeoStem, Inc. and the University of Louisville Research Foundation, Inc.(22)	10.1
(u)	Stem Cell Collection Services Agreement dated December 15, 2006 between NeoStem and HemaCare Corporation(23)	10.1
(v)	Advisory Agreement dated May 2006 between Phase III Medical, Inc. and Duncan Capital Group LLC(24)	10(ee)
(w)	Amendment dated February 1, 2007 to Advisory Agreement dated May 2006 between Phase III Medical, Inc. and Duncan Capital Group LLC(23)	10.2
(x)	Employment Agreement between Phase III Medical, Inc. and Dr. Robin L. Smith, dated May 26, 2006(6)	10.4
(y)	January 26, 2007 Amendment to Employment Agreement of Robin Smith(25)	10.1
(z)	September 27, 2007 Amendment to Employment Agreement of Robin L. Smith(26)	10.1
(aa)	Letter agreement dated January 9, 2008 with Dr. Robin Smith(27)	10.1
(bb)	Employment Agreement between the Company and Larry A. May dated January 19, 2006(28)	10.1
(cc)	Letter Agreement between Phase III Medical, Inc. and Larry A. May effective as of June 2, 2006(6)	10.7
(dd)	January 26, 2007 Amendment to Employment Agreement of Larry A. May(25)	10.3
(ee)	Letter Agreement, dated April 20, 2005, between Phase III Medical, Inc. and Catherine M. Vaczy(18)	10.3
(ff)	Letter Agreement dated August 12, 2005 with Catherine M. Vaczy(15)	10.7
(gg)	Letter Agreement dated December 22, 2005 between Phase III Medical, Inc. and Catherine M. Vaczy(29)	10(y)
(hh)	Letter Agreement dated January 30, 2006 between Phase III Medical, Inc. and Catherine M. Vaczy(29)	10(cc)

Exhibit	Description	Reference
(ii)	Letter Agreement between Phase III Medical, Inc. and Catherine M. Vaczy effective as of June 2, 2006(6)	10.6
(jj)	January 26, 2007 Employment Agreement with Catherine M. Vaczy(25)	10.4
(kk)	Letter agreement dated January 9, 2008 with Catherine M. Vaczy(27)	10.2
(ll)	Letter Agreement dated as of August 12, 2004 by and between Phase III Medical, Inc. and Dr. Wayne A. Marasco(30)	10.6
(mm)	Amendment dated July 20, 2005 to Employment Agreement with Wayne A. Marasco dated August 12, 2004(15)	10.3
(nn)	Letter Agreement between Phase III Medical, Inc. and Wayne A. Marasco effective as of June 2, 2006(6)	10.8
(oo)	Employment Agreement between the Company and Denis O. Rodgerson dated January 19, 2006(28)	10.2
(pp)	Employment Agreement between NeoStem, Inc. and Renee F. Cohen dated August 15, 2007(31)	10.1
(qq)	Form of Lock Up and Voting Agreement (NeoStem) dated November 2, 2008 by and between NeoStem, Inc., China BioPharmaceutical Holdings, Inc. and the individuals listed therein(11)	10.3
(rr)	Form of Lock Up and Voting Agreement (China BioPharmaceutical Holdings, Inc.) dated November 2, 2008 by and between NeoStem, Inc., China BioPharmaceutical Holdings, Inc. and the individuals listed therein(11)	10.4
(ss)	Lease Modification Agreement dated April 13, 2009 between NeoStem, Inc. and SLG Graybar Sublease LLC and Original Agreement of Lease dated as of June 14, 2006, with related Consent and Assignment and Assumption Documents(35)	10.1
(tt)	Consigned Management and Technology Service Agreement dated June 1, 2009 among Qingdao Niao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Qingdao Niao Bio-Technology Ltd.(38)	10.1
(uu)	Equity Pledge Agreement dated June 1, 2009 among Qingdao Niao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Qingdao Niao Bio-Technology Ltd.(38)	10.2
(vv)	Exclusive Purchase Option Agreement dated June 1, 2009 among Qingdao Niao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Qingdao Niao Bio-Technology Ltd.(38)	10.3
(ww)	Loan Agreement dated June 1, 2009 between NeoStem (China), Inc. and The Shareholder of Qingdao Niao Bio-Technology Ltd.(38)	10.4
(xx)	Consigned Management and Technology Service Agreement dated June 1, 2009 among Beijing Ruijieao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Beijing Ruijieao Bio-Technology Ltd.(38)	10.5
(yy)	Equity Pledge Agreement dated June 1, 2009 among Beijing Ruijieao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Beijing Ruijieao Bio-Technology Ltd.(38)	10.6
(zz)	Exclusive Purchase Option Agreement dated June 1, 2009 among Beijing Ruijieao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Beijing Ruijieao Bio-Technology Ltd.(38)	10.7
(aaa)	Loan Agreement dated June 1, 2009 between NeoStem (China), Inc. and The Shareholder of Beijing Ruijieao Bio-Technology Ltd.(38)	10.8
(bbb)	Network Agreement, dated June 15, 2009, between NeoStem, Inc. and Enhance BioMedical Holdings Limited(35)	10.2

Exhibit	Description	Reference
(ccc)	Funding Agreement made as of July 1, 2009 by and between NeoStem, Inc., China Biopharmaceuticals Holdings, Inc., China Biopharmaceuticals Corp., and RimAsia Capital Partners L.P.(33)	10.2
(ddd)	Amendment No. 1 dated June 29, 2009 to Lock Up and Voting Agreement (NeoStem) dated November 2, 2008 by and between NeoStem, Inc., China BioPharmaceutical Holdings, Inc. and the individuals listed therein.(35)	10.3
(eee)	Joinders dated June 29, 2009 to Lock Up and Voting Agreement (NeoStem) dated November 2, 2008 by and between NeoStem, Inc., China BioPharmaceutical Holdings, Inc. and the individuals listed therein.(35)	10.4
(fff)	Employment Agreement dated July 6, 2009 between NeoStem, Inc. and Alan Harris, M.D., Ph.D.(34)	10.1
(ggg)	Letter Agreement dated July 8, 2009 between NeoStem, Inc. and Catherine M. Vaczy, Esq.(34)	10.2
(hhh)	Amendment dated July 29, 2009 to Employment Agreement dated May 26, 2006 between NeoStem, Inc. and Robin Smith.(37)	10.1
(iii)	Employment Agreement dated August 17, 2009 between NeoStem, Inc. and Anthony Salerno(incorporated by reference to the Registration Statement on Form S-4/A filed by registrant on October 6, 2009 and effective October 7, 2009)	10(vvv)
(jjj)	Commercial Lease dated as of September 1, 2009 between NeoStem, Inc. and Rivertech Associates II, LLC, c/o The Abbey Group (incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-4/A, File No. 333-160578, filed with the SEC by registrant on September 23, 2009)	10(www)
(kkk)	Separation Agreement and General Release made as of September 29, 2009, by and between Mark Weinreb and NeoStem, Inc.(42)	10(xxx)
(lll)	Form of Indemnification Agreement for directors, officers and certain other employees(42)	10.2
(mmm)	Agreement among Progenitor Cell Therapy, LLC, NeoStem, Inc. and NeoStem (China), Inc. dated December 31, 2009(44)	10.1
(nnn)	Underwriting Agreement, dated as of February 11, 2010, between NeoStem, Inc. and Roth Capital Partners, LLC(46)	1.1
(ooo)	October 2009 English translation of Joint Venture Contract of Suzhou Erye Pharmaceutical Co., Ltd.(47)	10(www)
(ppp)	Employment Agreement dated as of November 19, 2009 between NeoStem, Inc. and Christopher Duignan(48)	10(xxx)
(qqq)	Common Stock Purchase Agreement dated as of May 19, 2010 by and between NeoStem, Inc. and Commerce Court Small Cap Value Fund, Ltd.(48)	10.1
(rrr)	Amendment No. 1 dated June 9, 2010 to Employment Agreement dated August 17, 2009 by and between NeoStem, Inc. and Anthony M. Salerno(49)	10.1
(sss)	Letter Agreement, dated June 9, 2010 between NeoStem, Inc. and Madam Zhang Jian(49)	10.2
(ttt)	Placement Agent Agreement, dated June 24, 2010 between NeoStem, Inc. and Rodman & Renshaw(50)	1.1
(uuu)	Securities Purchase Agreement, dated as of June 25, 2010 between NeoStem, Inc. and certain purchasers(50)	10.1
(vvv)	Amendment No. 2 to Exclusive License Agreement between University of Louisville Research Foundation, Inc. and Stem Cell Technologies, Inc.(51)	10.1
(www)	Supplemental Lease Agreement, dated February 20, 2010 between Beijing ZhongGuanCui Life Science Park Company, QD Niao Bio-Technology Company, and NeoStem (China), Inc.(51)	10.2

Exhibit	Description	Reference
(xxx)	Confidentiality Agreement, dated April 30, 2010 between NeoStem, Inc. and Enhance BioMedical Holdings Limited(57)	10.3
(yyy)	Consulting Agreement, dated as of May 11, 2010 between RimAsia Capital Partners, LP and NeoStem, Inc.(51)	10.4
(aaaa)	Letter Agreement dated July 7, 2010 between NeoStem, Inc. and Catherine M. Vaczy, Esq.(54)	10(a)
(bbbb)	Employment Agreement dated September 1, 2010 between NeoStem (China), Inc. and Ian Zhang(54)	10(b)
(cccc)	English Translation of Amendment Agreement to Joint Venture Contract of Suzhou Erye Pharmaceutical Co., Ltd. dated May 21, 2010 approved August 16, 2010(54)	10(c)
(dddd)	Equity Pledge Agreement dated August 30, 2010 among Beijing Ruijieao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Beijing Ruijieao Bio-Technology Ltd.(54)	10(d)
(eeee)	Exclusive Purchase Option Agreement dated June 21, 2010 among Beijing Ruijieao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Beijing Ruijieao Bio-Technology Ltd.(54)	10(e)
(ffff)	Consigned Management and Technology Service Agreement dated June 21, 2010 among Beijing Ruijieao Bio-Technology Ltd., NeoStem (China), Inc. and The Shareholder of Beijing Ruijieao Bio-Technology Ltd.(54)	10(f)
(gggg)	Loan Transfer Agreement dated June 21, 2010 among NeoStem (China), Inc., the Shareholder of Beijing Ruijieao Bio-Technology Ltd. and Jianhua Sui(54)	10(g)
(hhhh)	Form of Voting and Lock Up Agreement August/September 2010 by and between NeoStem, Inc. and the persons listed therein, with related Form of Amendment No. 1 to Voting and Lock-Up Agreement October 2010(54)	10(h)
(iiii)	Securities Purchase Agreement, dated November 16, 2010, by and among NeoStem, Inc., JGB Management Inc. and certain Purchasers(57)	10.1
(jjjj)	Escrow Agreement by and among NeoStem, Inc., JGB Management Inc., and Wells Fargo Bank, National Association(57)	10(jjjj)
14(a)	Code of Ethics for Senior Financial Officers(12)	14.1
16(a)	Letter from Holtz Rubenstein Reminick LLP(52)	16.1
21(a)	Subsidiaries of NeoStem, Inc.(45)	21 (a)
23(a)	Consent of Holtz Rubenstein Reminick LLP†	23.1
(b)	Consent of EisnerAmper LLP†	23.2
(c)	Consent of Lowenstein Sandler PC (included in Exhibit 5(a))†	23.3

†	Filed with the SEC on November 29, 2010 with the original Form S-4.
**	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated August 1, 2006, which exhibit is incorporated here by reference.
(1)	Filed with the SEC as an exhibit, numbered as indicated above, to our quarterly report on Form 10-QSB for the quarter ended September 30, 2007, which exhibit is incorporated here by reference.
(2)	Filed with the SEC as an exhibit, numbered as indicated above, to our quarterly report on Form 10-Q for the quarter ended September 30, 2008, which exhibit is incorporated here by reference.
(3)	Filed with the SEC as an exhibit, numbered as indicated above, to Pre-Effective Amendment No. 3 to our Registration Statement on Form SB-2/A, File No. 333-142923, which exhibit is incorporated here by reference.
(4)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated December 31, 2005, which exhibit is incorporated here by reference.

(5)	Filed with the SEC as an exhibit, numbered as indicated above, to our annual report on Form 10-K for the year ended December 31, 2003, which exhibit is incorporated here by reference.
(6)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated June 2, 2006, which exhibit is incorporated here by reference.
(7)	Filed with the SEC as an exhibit, numbered as indicated above, to our Registration Statement on Form S-1, File No. 333-137045, which exhibit is incorporated here by reference.
(8)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated January 26, 2007, which exhibit is incorporated here by reference.
(9)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated May 20, 2008, which exhibit is incorporated here by reference.
(10)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated August 28, 2008, which exhibit is incorporated here by reference.
(11)	Filed with the SEC as an exhibit, numbered as indicated above, to our annual report on Form 10-K for the year ended December 31, 2008, which exhibit is incorporated here by reference.
(12)	Filed with the SEC as an exhibit, numbered as indicated above, to our Registration Statement on Form S-3, File No. 333-145988, which exhibit is incorporated here by reference.
(13)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated April 13, 2009, which exhibit is incorporated here by reference.
(14)	Filed with the SEC as an exhibit, numbered as indicated above, to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-1, File No. 333-137045, which exhibit is incorporated here by reference.
(15)	Filed with the SEC as an exhibit, numbered as indicated above, to our quarterly report on Form 10-Q for the quarter ended June 30, 2005, which exhibit is incorporated here by reference.
(16)	Omitted.
(17)	Omitted.
(18)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated April 20, 2005, which exhibit is incorporated here by reference.
(19)	Filed with the SEC as an exhibit, numbered as indicated above, to our Registration Statement on Form S-1, File No. 333-137045, which exhibit is incorporated here by reference.
(20)	Omitted.
(21)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated November 13, 2007, which exhibit is incorporated here by reference. Certain portions of Exhibits 10(w) (10.2) and 10(x) (10.3) were omitted based upon a request for confidential treatment, and the omitted portions were filed separately with the SEC on a confidential basis.
(22)	Filed with the SEC as an exhibit, numbered as indicated above, to our quarterly report on Form 10-Q for the quarter ended March 31, 2009, which exhibit is incorporated here by reference.
(23)	Filed with the SEC as an exhibit, numbered as indicated above, to our annual report on Form 10-K for the year ended December 31, 2006, which exhibit is incorporated here by reference.
(24)	Filed with the SEC as an exhibit, numbered as indicated above, to our quarterly report on Form 10-Q for the quarter ended March 31, 2006, which exhibit is incorporated herein by reference.
(25)	Filed with the SEC as an exhibit, numbered as indicated above, to our second current report on Form 8-K, dated January 26, 2007, which exhibit is incorporated here by reference.
(26)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated September 27, 2007, which exhibit is incorporated here by reference.
(27)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated January 9, 2008, which exhibit is incorporated here by reference.
(28)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated January 19, 2006, which exhibit is incorporated here by reference.
(29)	Filed with the SEC as an exhibit, numbered as indicated above, to our annual report on Form 10-K for the year ended December 31, 2005, which exhibit is incorporated here by reference.
(30)	Filed with the SEC as an exhibit, numbered as indicated above, to our annual report on Form 10-K for the year ended December 31, 2004, which exhibit is incorporated here by reference.

(31)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated August 15, 2007, which exhibit is incorporated here by reference.
(32)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated July 2, 2009, which exhibit is incorporated here by reference.
(33)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated July 1, 2009, which exhibit is incorporated here by reference.
(34)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated July 6, 2009, which exhibit is incorporated here by reference.
(35)	Filed with the SEC as an exhibit, numbered as indicated above, to our Pre-Effective Amendment No. 4 to Registration Statement Form S-4/A, File No. 333-160578, which exhibit is incorporated by reference.
(36)	Omitted.
(37)	Filed with the SEC as an exhibit, numbered as indicated above, to our current report on Form 8-K dated July 29, 2009, which exhibit is incorporated here by reference.
(38)	Filed as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated July 2, 2009, which exhibit is incorporated here by reference.
(39)	Omitted.
(40)	Omitted.
(41)	Omitted.
(42)	Filed with the SEC as an exhibit, numbered as indicated above, to our Pre-Effective Amendment No. 4 to Registration Statement on Form S-4/A, File No. 333-160578, which exhibit is incorporated here by reference.
(43)	Filed with the SEC as an exhibit, numbered as indicated above, to our Pre-Effective Amendment No. 4 to Registration Statement on Form S-4/A, File No. 333-160578, which exhibit is incorporated here by reference.
(44)	Filed with the SEC on January 7, 2010, as an exhibit, numbered as indicated above, to our current report on Form 8-K dated December 31, 2009 (subject to confidential treatment as indicated therein).
(45)	Filed with the SEC as an exhibit, numbered as indicated above, to our Pre-Effective Amendment No. 3 to Registration Statement on Form S-1, File No. 333-163741, which exhibit is incorporated here by reference.
(46)	Filed with the SEC on February 12, 2010, as an exhibit, numbered as indicated above, to our current report on Form 8-K dated February 11, 2010, which exhibit is incorporated here by reference.
(47)	Filed with the SEC on March 31, 2010, as an exhibit, numbered as indicated above, to our annual report on Form 10-K for the fiscal year ended December 31, 2009, which exhibit is incorporated here by reference.
(48)	Filed with the SEC on May 19, 2010, as an exhibit, numbered as indicated above, to our current report on Form 8-K dated May 19, 2010, which exhibit is incorporated here by reference.
(49)	Filed with the SEC on June 11, 2010, as an exhibit, numbered as indicated above, to our current report on Form 8-K dated June 9, 2010, which exhibit is incorporated here by reference.
(50)	Filed with the SEC on June 28, 2010, as an exhibit, numbered as indicated above, to our current report on Form 8-K, dated June 25, 2010, which exhibit is incorporated here by reference.
(51)	Filed with the SEC on August 16, 2010, as an exhibit, numbered as indicated above, to our quarterly report on Form 10-Q for the quarterly period ended June 30, 2010, which exhibit is incorporated here by reference.
(52)	Filed with the SEC on April 6, 2010, as an exhibit, numbered as indicated above, to our amendment to the current report on Form 8-K, dated March 11, 2010, which exhibit is incorporated here by reference.
(53)	Filed with the SEC on March 18, 2010 as an exhibit, numbered as indicated above, to our current report on Form 8-K dated March 15, 2010, which exhibit is incorporated here by reference.
(54)	Filed with the SEC on November 12, 2010 as an exhibit, numbered as indicated above, to our quarterly report on Form 10-Q for the quarterly period ended September 30, 2010, which exhibit is incorporated here by reference.
(55)	Incorporated by reference to (i) Annex F to Pre-Effective Amendment No. 4 to our Registration

Statement on Form S-4/A (File No. 333-160578) filed with the SEC on October 6, 2009 and (ii) Exhibit A of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2010.
(56)	Incorporated by reference to (i) Exhibit 4.5 of our Registration Statement on Form S-8 (File No. 333-162733), filed with the SEC on October 29, 2009, and (ii) Exhibit A of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2010.
(57)	Filed with the SEC on November 16, 2010, as an exhibit, numbered as indicated above, to our current report on Form 8-K dated November 16, 2010, which exhibit is incorporated here by reference.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(2)	That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(4)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 2, 2010.

NEOSTEM, INC.
By: /s/ Catherine M. Vaczy Name: Catherine M. Vaczy Title: Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robin L. Smith, M.D.	Director, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 2, 2010
* Larry A. May	Chief Financial Officer (Principal Financial Officer)	December 2, 2010
* Christopher C. Duignan	Vice President, Finance (Principal Accounting Officer)	December 2, 2010
* Richard Berman	Director	December 2, 2010
* Steven S. Myers	Director	December 2, 2010
* Drew Bernstein	Director	December 2, 2010
* Eric Wei	Director	December 2, 2010
* Edward C. Geehr, M.D.	Director	December 2, 2010
* Shi Mingsheng	Director	December 2, 2010

* /s/ Catherine M. Vaczy Attorney-in-fact